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                                                                   Exhibit 23.1


              Consent of Salomon & Company, Independent Auditors


We consent to the use of our report dated February 25, 2000, with respect to the December 31, 1999 financial statements of PolaRx Biopharmaceuticals, Inc. included in Form 8-K, and to the incorporation by reference, of our report included in Form 8-K in the Registration Statement (Form S-8 No. 333-35919), pertaining to the Cell Therapeutics, Inc. 1994 Equity Incentive Plan and the Cell Therapeutics, Inc. 1996 Employee Stock Purchase Plan.


SALOMON & COMPANY, P.C.




/s/ Salomon & Company, P.C.

New York, New York
March 22, 2000